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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

                 We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-39956 and 333-68082) and S-8 (Nos. 333-70148 and 333-84852) of UbiquiTel Inc. of our report dated February 18, 2003, except for Notes 2 and 19, as to which the date is February 26, 2003, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 28, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS